Exhibit 10.2
NOTICE OF FULL REDEMPTION

The Hertz Corporation
6.75% Senior Notes due 2019
CUSIP Number 428040CJ6*

NOTICE IS HEREBY GIVEN, pursuant to the Indenture referred to below, that The Hertz Corporation, a Delaware corporation (the “Company”), has elected to redeem on the Redemption Date (as defined below), $450,000,000 in aggregate principal amount of Outstanding Notes under the Indenture, which represents all of the Outstanding Notes, at the Redemption Price set forth below. This notice of full redemption is not subject to the satisfaction of any conditions precedent.
As used herein, the term “Indenture” means the Indenture, dated as of February 8, 2011, as supplemented, by and among the Company, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Indenture.
The Redemption Price with respect to any redeemed Note is equal to:
(a)    100.000% of the principal amount of such Note, plus

(b)	the accrued but unpaid interest thereon to the Redemption Date ($9.00 per $1,000 principal amount of Notes).
The redemption will take place on December 3, 2017 (the “Redemption Date”).
Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of the Notes to the Trustee as follows:

Registered and Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402	Wells Fargo Bank, N.A. Corporate Trust Services MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402

OR

______________
* Neither the Company nor the Trustee shall be held responsible for the selection or use of any CUSIP number, nor is any representation made as to the correctness or accuracy of the CUSIP number listed in this Redemption Notice or printed on the Notes. They are included solely for convenience of the Holders.

By Facsimile Transmission: (612) 667-6282 By Telephone: (800) 344-5128
Interest on the Notes shall cease to accrue on and after the Redemption Date, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

IMPORTANT NOTICE
Pursuant to U.S. federal tax laws, you have a duty to provide the applicable type of tax certification form issued by the U.S. Internal Revenue Service (“IRS”) to Wells Fargo Bank, N.A. Corporate Trust Services to ensure payments are reported accurately to you and to the IRS. In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by Wells Fargo Bank, N.A. Corporate Trust Services before payment of the redemption proceeds is made to you. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to you.
The Hertz Corporation

Date:	November 2, 2017